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Exhibit 15.1

May 24, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We are aware that our report dated May 6, 2011 on our review of interim financial information of Hertz Global Holdings, Inc. for the three month periods ended March 31, 2011 and March 31, 2010 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2011, is incorporated by reference in its Amendment No. 1 to Registration Statement No. 333-174042 on Form S-4 dated May 24, 2011.

Very truly yours,
/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Florham Park, New Jersey

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  Exhibit 15.1